METROPOLITAN SERIES FUND, INC.

POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of Metropolitan Series Fund, Inc. (the “Fund”), hereby severally constitute and appoint officers of the Fund, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign, for us, and in our names and in the capacities indicated below, any and all registration statements of the Fund and any and all amendments thereto to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all such registration statements and amendments thereto.

Witness our hands on the date set forth below.

Signature	Title	Date

/s/ H. Jesse Arnelle	Director	November 7, 2008
H. Jesse Arnelle

/s/ Elizabeth M. Forget	President, CEO & Chairman of the Board	November 7, 2008
Elizabeth M. Forget

/s/ Steve A. Garban	Director	November 7, 2008
Steve A. Garban

/s/ Nancy Hawthorne	Director	November 7, 2008
Nancy Hawthorne

/s/ John T. Ludes	Director	November 7, 2008
John T. Ludes

/s/ Michael S. Scott Morton	Director	November 7, 2008
Michael S. Scott Morton

/s/ Linda B. Strumpf	Director	November 7, 2008
Linda B. Strumpf

/s/Arthur G. Typermass	Director	November 7, 2008
Arthur G. Typermass

(May be executed in counterparts)